EXHIBIT 23.3


                               DASZKAL BOLTON LLP
                          CERTIFIED PUBLIC ACCOUNTANTS
                   A PARTNERSHIP OF PROFESSIONAL ASSOCIATIONS

       2401 N.W. BOCA RATON BOULEVARD, SUITE 100 BOCA RATON, FLORIDA 33431
                   TELEPHONE (561) 367-1040 FAX (561) 750-3236



JEFFREY A. BOLTON, CPA, P.A.                    MEMBER OF THE AMERICAN INSTITUTE
MICHAEL I. DASZKAL, CPA, P.A.                   OF CERTIFIED PUBLIC ACCOUNTANTS
ROBERT A. MANELA, CPA, P.A.
TIMOTHY R. DEVLIN. CPA, P.A.
MICHAEL S. KRIDEL, CPA, P.A.




                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated August 31, 2001 relating to the financial statements of IBX Group, Inc. (f/k/a Primed Technologies, LC) for the year ended December 31, 2000, and to the reference to our Firm under the caption "Experts" in the Prospectus.



                                          /s/ Daszkal Bolton LLP


Boca Raton, Florida
June 17, 2002